EMPLOYMENT AGREEMENT

by and among

CONCORDE CAREER COLLEGES, INC.

and

PATRICK J. DEBOLD

dated as of June 21, 2006

057223.00125/11555037v.3

Execution Copy

TABLE OF CONTENTS

Page

1. Employment and Duties	………………………………………………..1
2. Term	………………………………………………..1
3. Compensation and Benefits.	………………………………………………..2
3.1 Salary	………………………………………………..2
3.2 Annual Bonus	………………………………………………..2
3.3 Benefits	………………………………………………..2
3.4 Vacation	………………………………………………..3
3.5 Expenses	………………………………………………..3
4. Termination.	………………………………………………..3
4.1 Notice of Termination	………………………………………………..3
4.2 Grounds for Termination.	………………………………………………..3
4.3 Amounts Payable Upon Termination Without Cause	………………………………………………..5
4.4 Procedure Upon Termination	………………………………………………..6
4.5 Severance Pay Statutes; Set-Off	………………………………………………..6
4.6 Certain Rights	………………………………………………..6
5. Covenants.	………………………………………………..6
5.1 Proprietary Information	………………………………………………..6
5.2 Nondisclosure	………………………………………………..7
5.3 Nonsolicitation; Noncompetition and Nondisparagement	………………………………………………..7
5.4 Third Party Information	………………………………………………..9
5.5 No Improper Use of Information of Prior Employers and Others	………………………………………………..9
5.6 Equitable Relief	………………………………………………..9
5.7 Consideration	……………………………………………….10
5.8 Scope	……………………………………………….10
6. Work Product.	……………………………………………….10
6.1 Ownership	……………………………………………….10
6.2 Works for Hire	……………………………………………….10
6.3 Obligation to Keep Company Informed	……………………………………………….11
6.4 Enforcement of Proprietary Rights	……………………………………………….11
7. Prior Agreements	……………………………………………….11
8. Disclosure to Future Employer	……………………………………………….11
9. Miscellaneous.	……………………………………………….11
9.1 Successors and Assigns	……………………………………………….11
9.2 Notices	……………………………………………….12
9.3 Entire Understanding; Modification	……………………………………………….12
9.4 Severability	……………………………………………….12
9.5 Counterparts	……………………………………………….12
9.6 Enforcement	……………………………………………….12
9.7 Section Headings; References	……………………………………………….12
9.8 Waivers	……………………………………………….12
9.9 Controlling Law; Jurisdiction	……………………………………………….13
9.10 Delivery by Facsimile	……………………………………………….13
9.11 Interpretation of Agreement	……………………………………………….13
9.12 Survival	……………………………………………….13
9.13 Effectiveness	……………………………………………….13

057223.00125/11555037v.3

INDEX OF DEFINED TERMS

Term                                                                                                                                                                                                                            Page

Agreement ………………………………………….....................................................................................................................................……........1

Annual Bonus ……………………………………………….......................................................................................................................................2

Benefits ………………………………………………...................................................................................................................................................2

Board ……………………………………………….......................................................................................................................................................1

Cause ………………………………………...............................................................................................................................................………........5

COBRA ………………………………………………....................................................................................................................................................3

Company ………………………………………………..................................................................................................................................................1

Company’s Business ……………………………………………….............................................................................................................................8

Concorde ………………………………………………..................................................................................................................................................1

Covenant Period ………………………………………………......................................................................................................................................9

Covenants ………………………………………………................................................................................................................................................9

Date of Termination ………………………………………………................................................................................................................................3

Executive ………………………………………………...................................................................................................................................................1

Initial Term ………………………………………………................................................................................................................................................2

Inventions ……………………………………………….................................................................................................................................................6

Notice of Termination ………………………………………………..............................................................................................................................3

Permanently Disabled ………………………………………………..............................................................................................................................4

Person ……………………………………………….........................................................................................................................................................7

Proprietary Information ………………………………………………............................................................................................................................6

Proprietary Rights ………………………………………………....................................................................................................................................10

Renewal Term ……………………………………………….............................................................................................................................................2

Salary ………………………………………………...........................................................................................................................................................2

Severance Pay Statutes ……………………………………………….............................................................................................................................6

Term ………………………………………………..............................................................................................................................................................2

Third Party Information ………………………………………………..............................................................................................................................9

Work Product ……………………………………………….............................................................................................................................................10

EMPLOYMENT AGREEMENT

Parties:  CONCORDE CAREER COLLEGES, INC. (the “Company” or “Concorde” ), a Delaware corporation
                             5800 Foxridge Drive
                             Mission, Kansas 66202

              PATRICK J. DEBOLD (“Executive”)
                              3777 Ohio Road
                              Ottawa, Kansas 66067

Date: June 21, 2006

Background

Concorde intends to employ the Executive pursuant to the terms and conditions set forth in this Employment Agreement (“Agreement”). Intending to be legally bound, in consideration of the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Employment and Duties. The Company shall employ Executive, and Executive hereby accepts such employment, as Vice President of Academic Affairs of the Company during the term of employment set forth in Section 2. Executive shall have customary responsibilities for such position commensurate with the position of Vice President of Academic Affairs of an entity comparable to the Company, including the powers and duties set forth set forth in the Bylaws of the Company for such office, subject to the direction of the President of the Company and the Board. Executive shall report to the President of Concorde or such other officer as designated by the Chief Executive Officer and Chairman of the Board and shall assume such other responsibilities and duties, consistent with his position and expertise, as may from time to time be reasonably prescribed by the Board of Directors of the Company (collectively, the “Board”). Executive shall devote his full business time, energy, skill and efforts to the business and affairs of the Company. Executive acknowledges and agrees that he shall observe and comply with all of the Company’s policies as prescribed by the Board in writing. Nothing in this Section 1, however, shall prohibit Executive from (i) serving as a director or trustee of a governmental, charitable or educational organization; provided that such activities are not inconsistent with Executive’s duties under this Agreement and do not violate the terms of Section 5 hereof; and provided further that Executive has received written approval of the Board which shall not be unreasonably withheld or delayed; or (ii) engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with Executive’s duties under this Agreement and do not violate the terms of Section 5 hereof.

2.  Term. The term of employment under this Agreement shall be a period commencing on the date of the Closing (as defined in the Agreement and Plan of Merger dated as of June 21, 2006 (the “Merger Agreement”) by and among Liberty Partners Holdings 28 LLC (“Buyer”), Teach Acquisition Corporation, and the Company) (the “Effective Date”) and ending on the third anniversary of such date, unless terminated earlier in accordance with the other provisions hereof (the “Initial Term”). The Agreement shall automatically renew for successive one (1) year periods (each a “Renewal Term”), unless either party gives written notice to the other of its election not to renew at least ninety (90) days prior to the end of the then-current term or this Agreement is otherwise terminated earlier in accordance with the provisions hereof. The Initial Term and Renewal Term(s) are collectively referred to herein as the “Term.”

3.  Compensation and Benefits.

3.1  Salary. As long as Executive remains an employee of the Company, the Company shall pay to Executive as compensation for services rendered hereunder a base salary of not less than Two Hundred Five Thousand Dollars ($205,000) per year (the “Salary”), payable in accordance with the Company’s normal payroll practices for the Company’s senior executive officers. During the Term, the Board shall review the Salary at such time as the salaries of senior executive officers of the Company are reviewed generally, and in any event at least annually on Executive’s current annual review date. The Company shall deduct or cause to be deducted from the Salary all taxes and amounts required by law to be withheld, as well as any amounts due from Executive with respect to executive benefit plans in which Executive participates.

3.2  Annual Bonus. Each year during the Term, as additional compensation for services rendered hereunder, Executive shall be eligible to receive a bonus equivalent to thirty percent (30%) of his Salary, as determined by the Board in its sole and reasonable discretion consistent with the terms of the Company’s management compensation plan then in effect (the “Annual Bonus”). The Annual Bonus shall be paid to Executive within fifteen (15) days of the receipt of an opinion from the Company’s public accountants with respect to the Company’s fiscal year end financial statements. The Board may award the Executive such additional bonuses as it may approve from time to time in its sole discretion.

3.3  Benefits. Each year during the Term, subject to the other provisions of this Agreement, Executive shall be entitled to participate and shall be included in any savings, deferred compensation, pension, profit sharing, stock option or other equity compensation plan, life insurance, disability insurance (short and long term), accidental death and dismemberment insurance, hospitalization, major medical, dental and other employee benefit plans of the Company generally available to executive officers to the extent Executive is eligible under the general provisions thereof (collectively, the “Benefits”), which may change from time to time in the sole discretion of the Company. Executive shall be entitled to participate in any stock option or equity compensation plan of Buyer. Promptly after the Effective Date, Buyer shall grant options to Executive for shares of common stock representing no less than one percent (1%) of the common stock of Buyer on a fully-diluted basis as of the date of the grant of such options (the “Options”). Half of such Options shall vest in equal installments over four (4) years beginning on the first anniversary of the date of grant; the remaining half shall vest based upon the achievement of budgeted EBITDA targets as determined by the Board in its sole discretion. Except as set forth in Sections 4.2.1, 4.2.2 and 4.3 or as may otherwise be set forth in the stock option grant, all such Options, to the extent not vested and exercised prior to such date, shall terminate on the Date of Termination. Nothing in this Section 3.3, in and of itself, shall be construed to limit the ability of the Company or Buyer to amend or terminate any particular plan, program or arrangement.

3.4  Vacation. Each year during the Term, Executive shall be entitled to vacation benefits in accordance with the vacation policies of the Company in effect for its executive officers from time to time, which vacation shall be taken by Executive at such time or times as approved by the Board; provided, however, that Executive agrees to be reasonably accessible to the Company and the Board by phone and/or electronic mail for the duration of any such vacation.

3.5  Expenses. Each year during the Term, the Company shall pay or reimburse Executive for all ordinary, necessary, documented and reasonable business-related expenses actually incurred by Executive in the course of the performance of his duties under this Agreement, including travel and out-of-pocket expenses, in accordance with the Company’s policies with respect to reimbursement as in effect from time to time. Executive shall keep an itemized account of such expenses, which shall be submitted to the Company monthly together with original receipts or other satisfactory documentation substantiating such expenses.

4.  Termination.

4.1  Notice of Termination. Any termination by the Company or by Executive, other than due to Executive’s death, shall be communicated by written Notice of Termination to the other party. As used in this Agreement, (a) “Notice of Termination” means a written notice specifying the termination provision in this Agreement relied upon and (b) “Date of Termination” means (a) the date of death or (b) the earlier of (i) the date specified in the Notice of Termination or (ii) the last day Executive is employed by the Company, as the case may be.

4.2  Grounds for Termination.

4.2.1  Termination upon Death. Executive’s employment with the Company and all of his rights to Salary, Annual Bonus and Benefits hereunder shall automatically terminate upon his death, except that (a) his heirs, personal representatives or estate (as the case may be) shall be entitled to (i) reimbursement of documented, unreimbursed expenses incurred prior to the Date of Termination and (ii) any earned but unpaid portion of his Salary and Benefits through the earlier of (A) nine (9) months after the Date of Termination and (B) the end of the Term and (b) all Options which are vested on the Date of Termination shall be exercisable by his heirs, personal representatives or estate (as the case may be) until the earlier to occur of (i) the expiration of such Options and (ii) the ninetieth (90th) day after the Date of Termination. Executive’s heirs’, personal representatives’ or estate’s (as the case may be) election to receive payment under this Section 4.2.1 shall be in lieu of all other amounts and conditioned upon such heirs’, personal representatives’ or estate’s execution (without revocation) of a valid release agreement in a form reasonably acceptable to the Company pursuant to which such heirs, personal representatives or estate release(s) the Company and its Affiliates from all claims that Executive or his heirs, personal representatives or estate may have against them. Executive’s dependents shall have any conversion rights available under the Company’s medical insurance plan and as otherwise provided by law including the Comprehensive Omnibus Budget Reconciliation Act (“COBRA”). The period during which Executive’s dependents shall be entitled to continuation coverage under COBRA shall begin on the day after the Date of Termination. If Executive’s dependents elect to continue coverage under the medical insurance plans after the Date of Termination, Executive’s dependents shall be responsible for all premiums, as permitted by law. For purposes of this Agreement, an “Affiliate” of any Person (as defined herein) shall mean any other person or entity that, directly or indirectly, is controlled by or is under common control with such person or entity.

4.2.2  Termination upon Disability. If Executive becomes Permanently Disabled (as defined herein), then the Company shall have the right to terminate Executive’s employment immediately upon Notice of Termination and all of Executive’s rights to Salary, Annual Bonus and Benefits shall simultaneously terminate, except that (a) all Options which are vested on the Date of Termination shall be exercisable until the earlier to occur of (i) the expiration of such Options and (ii) the ninetieth (90th) day after the Date of Termination and (b) Executive shall be entitled to (i) reimbursement of documented, unreimbursed expenses incurred prior to the Date of Termination, (ii) any earned but unpaid portion of his Salary and Benefits through the earlier of (A) nine (9) months after the Date of Termination and (B) the end of the Term, and (iii) benefits under any disability insurance policy or plan provided to or for the benefit of Executive; provided that any payment under this Section 4.2.2 shall be reduced, dollar-for-dollar, by any amounts received by Executive under any disability insurance policy or plan provided to Executive by the Company. Executive and his dependents shall have any conversion rights available under the Company’s medical insurance plan and as otherwise provided by law including COBRA. The period during which Executive and his dependents shall be entitled to continuation coverage under COBRA shall begin on the day after the Date of Termination. If Executive or his dependents elect to continue coverage under the medical insurance plans after the Date of Termination, Executive shall be responsible for all premiums, as permitted by law. For purposes of this Agreement, “Permanently Disabled” shall mean any permanent disability that qualifies Executive for full benefits under any disability insurance policy or plan provided to Executive by the Company, if any, or, if the Company does not maintain any such policy, the inability of the Executive to attend to the essential and regular functions of Vice President of Academic Affairs on a full time basis, with or without reasonable accommodations, by reason of physical or mental incapacity, sickness or infirmity for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) days in any twelve (12)-month period. Executive’s election to receive payment under this Section 4.2.2 shall be in lieu of all other amounts and conditioned upon Executive’s execution (without revocation) of a valid release agreement in a form reasonably acceptable to the Company pursuant to which Executive releases the Company and its Affiliates from all claims that Executive may have against them. In the event of a dispute as to whether Executive is Permanently Disabled, the Company may refer Executive to a mutually acceptable licensed practicing physician, at Company’s expense, whose written report shall be final and binding upon the parties, and Executive agrees to submit to such reasonable tests and examination as such physician shall deem appropriate. If Executive fails or refuses for any reason to promptly submit to any reasonable examination requested by such physician, then Executive shall not be considered to be Permanently Disabled.

4.2.3  Termination for Cause. At any time during the Term, the Company may terminate Executive’s employment hereunder for Cause (as defined herein), effective immediately upon Notice of Termination. Executive shall have the right to appeal the cause for termination directly with the Board. Upon termination of this Agreement pursuant to this Section 4.2.3, all of Executive’s rights to Salary, Annual Bonus and Benefits hereunder shall automatically terminate as of the Date of Termination, except that Executive shall be entitled to (a) reimbursement of documented, unreimbursed expenses incurred through the Date of Termination and (b) any earned but unpaid portion of his Salary and Benefits to the Date of Termination.

For purposes of this Agreement, “Cause” shall mean: (a) Executive’s willful misconduct, fraud, usurpation of corporation opportunity or gross negligence with respect to the Company or his duties hereunder or a material breach of any fiduciary duty owed to the Company or any of its Affiliates; (b) Executive’s failure to adhere to the Company’s policies or to perform duties, as validly assigned pursuant to Section 1 (other than any such failure resulting from incapacity due to physical or mental illness); provided that Executive shall first be given five (5) business days following notice from the Company to comply with such policies or to perform such duties; (c) a material breach by Executive of the agreements and covenants contained in this Agreement; (d) Executive’s conviction of or plea of nolo contendere with respect to a felony, any crime involving fraud, larceny or embezzlement or any other crime involving moral turpitude which subjects, or if generally known, would subject, the Company or any of its Affiliates to public ridicule or embarrassment; or (e) habitual intoxication or the use of illegal drugs by Executive.

4.2.4  Termination Without Cause. At any time during the Term, the Company may terminate Executive’s employment without Cause, effective immediately upon Notice of Termination. Except for payments to Executive as set forth in Section 4.3, the Company shall have no further obligation or liability to Executive under this Agreement upon a termination pursuant to this Section 4.2.4.

4.2.5  Elective Termination. Executive may voluntarily terminate his employment with the Company at any time during the Term upon ninety (90) days prior written notice. Executive’s employment with the Company and all of his rights to Salary, Annual Bonus and Benefits hereunder shall automatically terminate on the ninetieth (90th) day after Notice of Termination is given by Executive to the Company pursuant to this Section 4.2.5. Except for reimbursement of documented, unreimbursed expenses incurred prior to the Date of Termination and the payment of any earned but unpaid portion of Executive’s Salary and Benefits up to the Date of Termination, the Company shall have no further obligation or liability to Executive under this Agreement upon a termination of employment by Executive pursuant to this Section 4.2.5. Notwithstanding the provisions of this Section 4.2.5, the Company may elect in its sole discretion to permit the termination of Executive’s employment in advance of such ninetieth (90th) day after Notice of Termination is given; provided that Executive’s right to Salary, Annual Bonus and Benefits hereunder shall automatically terminate on such earlier date of termination.

4.3  Amounts Payable Upon Termination Without Cause. If Executive’s employment is terminated pursuant to Section 4.2.4, (a) Executive shall be entitled to receive, in lieu of all other amounts, upon Executive’s execution (without revocation) of a valid release agreement in a form acceptable to the Company pursuant to which Executive releases the Company and its Affiliates from all claims that Executive may have against them, (i) nine (9) months Salary at the rate in effect on the Date of Termination, payable in accordance with the Company’s normal payroll practices for the Company’s officers, (ii) reimbursement of documented, unreimbursed expenses incurred by Executive prior to the Date of Termination and (iii) Benefits under any employee benefit plans in which Executive was a participant on the Date of Termination, to the extent such plans allow such continued participation; provided that such compensation and benefits shall terminate immediately upon any material breach by Executive of his obligations under this Agreement; and (b) all Options which are vested on the Date of Termination shall be exercisable until the earlier to occur of (i) the expiration of such Options and (ii) the ninetieth (90th) day after the Date of Termination.

4.4  Procedure Upon Termination. On termination of employment regardless of the reason, Executive (or his heirs, representatives or estate as the case may be) shall promptly return to the Company all property, equipment, credit cards, keys, etc., documents (including copies) and other property containing or disclosing Proprietary Information (as defined in Section 5.1) or Third Party Information (as defined in Section 5.4), including customer lists, manuals, letters, materials, reports and records in Executive’s possession or control no matter from whom or in what manner acquired.

4.5  Severance Pay Statutes; Set-Off. Executive expressly acknowledges and agrees that the consideration received by Executive under this Agreement fully satisfies all potential obligations of the Company for any severance pay or other amounts to which Executive may become entitled under any state or local law, rule or regulation regarding severance pay, termination of employment or related matters (collectively, “Severance Pay Statutes”). To the fullest extent permitted by law, Executive voluntarily and irrevocably waives all rights, including any rights to severance pay or other amounts, to which Executive may become entitled under any applicable Severance Pay Statutes, and Executive releases and forever discharges the Company from and against any obligations which he may have under any applicable Severance Pay Statutes; provided that the Company is in material compliance with this Agreement. The Company shall be entitled to set-off against amounts payable to Executive the amounts of any and all claims that the Company may have against Executive for which Executive has been finally adjudicated to have been liable.

4.6  Certain Rights. Nothing in this Section 4 is intended to preclude Executive from receiving any vested or accrued Benefits which are to be continued or paid after the Date of Termination in accordance with the terms of the corresponding plans for such Benefits.

5.  Covenants.

5.1  Proprietary Information. Executive recognizes and acknowledges that by reason of his employment by and service with the Company he will have access to confidential and/or proprietary information of the Company and its Affiliates, including (a) trade secrets, inventions, ideas, processes, apparatus, equipment, data, programs, listings, patents, copyrights, trademarks, service marks, works of authorship, know-how, improvements, discoveries, developments, designs, sketches, drawings, models and techniques relating to the current, future and proposed products and services of the Company (collectively, “Inventions”); (b) information regarding plans for research, development, new products, product design, details and specifications, engineering, marketing and sales, business records and plans, budgets, plans for future developments, business forecasts, financial statements and other financial information, licenses, prices and costs, procurement requirements, policies or operational methods, suppliers, customers, potential customers and key personnel; and (c) the terms of this Agreement ((a), (b) and (c) collectively, “Proprietary Information”). Executive hereby assigns to the Company all rights he may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Company and its assigns.

5.2  Nondisclosure. Executive covenants and agrees that he shall not, for as long as he is employed by the Company and at all times thereafter, except with the express prior written consent of the Company, directly or indirectly, whether as an employee, associate, owner, partner, member, agent, director, officer, shareholder, consultant, representative or in any other capacity, for his own account or for the benefit of any Person, communicate, disclose, divulge, provide commentary regarding or make available to any Person any of the Company’s Proprietary Information; provided that the provisions of this Section 5.2 shall not apply to information that (a) is or becomes generally available to the public other than as a result of disclosure by Executive, (b) was readily available to Executive on a non-confidential basis prior to its disclosure to Executive by the Company, (c) was in Executive’s lawful possession as evidenced by records kept in the ordinary course of business or by proof of actual prior possession; (d) becomes available to Executive on a non-confidential basis from a source other than the Company, provided that such source is not known by Executive to be bound by confidentiality agreements with the Company or its Affiliates (or any representatives thereof) or by legal or fiduciary constraints on disclosure of such information, or (e) is required to be disclosed pursuant to an order or other law, provided that Executive shall give the Company prompt notice thereof prior to such disclosure and, at the request of the Company, shall cooperate in all reasonable respects in maintaining the confidentiality of Proprietary Information so required to be disclosed, including obtaining a protective order or other similar order. Nothing in this Section 5.2 shall limit in any respect Executive’s ability to disclose information as required in connection with Executive’s performance of this Agreement or the enforcement by Executive of his rights under this Agreement, subject to the proviso of clause (e) in the immediately preceding sentence. For purposes of this Agreement, “Person” means a natural person, corporation, partnership, limited liability company, trust, estate, joint venture, sole proprietorship, government (and any branch or subdivision thereof), governmental agency, association, cooperative or other entity.

5.3  Nonsolicitation; Noncompetition and Nondisparagement. Executive acknowledges that: (a) the Company’s Business (as defined in Section 5.3.6) is highly competitive and faces competition from numerous and a variety of Persons; (b) the Company’s Business requires substantial and continuous expenditures of time and money to develop, market and maintain; and (c) he has performed services requiring specialized skills. Accordingly, during the period of Executive’s employment with the Company and for the Covenant Period (as defined in Section 5.3.7), Executive shall not, except with the Company’s express prior written consent, directly or indirectly, whether as an employee, associate, owner, partner, member, agent, director, officer, shareholder, consultant, representative or in any other capacity, for Executive’s own account or for the benefit of any Person, with or without compensation:

5.3.1  Solicit, service, contact, divert, take away or interfere with, or aid in the solicitation, servicing, contacting, diverting, taking away or interfering with, any customers, distributors, vendors, suppliers, licensees, licensors, strategic partners, other business relations or prospects of the Company (or any of the Company’s Affiliates) for the purpose of (a) selling goods or performing services in competition with the Company’s Business, (b) inducing any such customer, distributor, vendor, supplier, licensee, licensor, strategic partner, other business relation or prospect to cancel, transfer or cease doing business in whole or in part with the Company (or any of the Company’s Affiliates) or (c) inducing any such customer, distributor, vendor, supplier, licensee, licensor, strategic partner, other business relation or prospect to do business with any Person in competition with the Company’s Business or in any way interfere with its relationship with the Company (or any of the Company’s Affiliates);

5.3.2  Solicit, contact, divert, encourage or induce, or aid in the solicitation, contacting, diverting, encouragement or inducement of, any Person who is (or was within the previous twelve (12) months) an employee, associate, consultant, agent or representative of the Company (or any of the Company’s Affiliates) to leave the employ of the Company (or any of the Company’s Affiliates) or to work for Executive or any Person with whom or which Executive is connected or affiliated or in any way interfere with the Company’s (or any of the Company’s Affiliates’) relationship with such Person;

5.3.3  Hire or retain any Person who is (or was within the previous twelve (12) months) an employee, associate, consultant, agent or representative of the Company (or any of the Company’s Affiliates);

5.3.4  Establish, own, manage, operate, finance or control, participate in the establishment, ownership, management, operation, financing or control of, render consulting or other services to, guarantee the liabilities or any other obligations of, permit his name to be used in connection with, or be otherwise connected in any manner with any Person, business or proposed business engaged, or planning to be engaged, in the Company’s Business within one hundred (100) miles of any existing or proposed location of the Company (or any of the Company’s Affiliates) if (a) such Person, business or proposed business competes directly or indirectly with the Company’s Business or (b) such Person, business or proposed business competes with the Company’s Business with regard to any customers of the Company or its Affiliates that Executive called on, serviced, solicited, attempted to solicit, had contact with or became aware of during the Term; provided that nothing in this Section 5.3.4 shall prevent Executive from owning not more than one percent (1%) of the outstanding securities of any Person that is engaged in a business in competition with, or similar to, the Company’s Business having a class of securities listed on any national securities exchange or quoted on the NASDAQ National Market or Small Cap Market; provided that Executive has no other connection or relationship with such Person; and provided further that this Section 5.3.4 shall not be applicable to Executive to the extent that Executive is terminated pursuant to Section 4.2.4 prior to the first anniversary of the Effective Date; or

5.3.5  Take any action that is intended, or would reasonably be expected, to harm or disparage the Company (or any of its Affiliates) or any of their shareholders, directors, officers, employees or agents, to impair the Company’s (or any of its Affiliates’) reputation, or to lead to unwanted or unfavorable publicity to the Company (or its Affiliates).

5.3.6  The “Company’s Business” shall mean the business of proprietary post-secondary education in allied health and such other businesses, products and services as the Company or any of its subsidiaries provide during the Term.

5.3.7  The “Covenant Period” means a period equal to twenty-four (24) months after the Date of Termination (for any reason whatsoever) or expiration of Executive’s employment with the Company; provided that in the event of any breach by Executive of this Section 5.3, the Covenant Period shall be extended by the period of the duration of such breach.

5.4  Third Party Information. Executive understands that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Term and at all times thereafter, Executive shall hold Third Party Information in confidence to the same extent required of the Company and shall not communicate, disclose, divulge, provide commentary regarding or make available to any Person (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with his work for the Company, Third Party Information without the Board’s express prior written consent.

5.5  No Improper Use of Information of Prior Employers and Others. During his employment with the Company, Executive shall not improperly use or communicate, disclose, divulge, provide commentary regarding or make available any confidential information or trade secrets, if any, of any former employer or any other Person to whom Executive has an obligation of confidentiality, and Executive shall not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by that former employer or Person.

5.6  Equitable Relief. Executive acknowledges that any breach by his of any of the covenants and agreements set forth in this Section 5 (collectively, the “Covenants”) will result in irreparable injury to the Company for which monetary damages could not adequately compensate the Company. Therefore, in the event that Executive breaches or threatens to commit a breach of any of the Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

5.6.1  The right and remedy to have the Covenants specifically enforced by any court having equity jurisdiction, including the right to any entry against Executive for restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages alone will not provide adequate remedy to the Company; and

5.6.2  The right and remedy to require Executive to account for and pay over to Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as a result of any transactions constituting a breach of any of the Covenants.

5.7  Consideration. Executive expressly acknowledges and agrees that (a) the Covenants (i) may limit his ability to earn a livelihood in a business similar to the Company’s Business, (ii) are the result of arm’s-length negotiations between the parties, and without Executive’s agreement to be bound by the Covenants, the Company would not have entered into this Agreement, (iii) are reasonable and valid in geographical scope and duration and in all other respects, (iv) do not impose a greater restraint than necessary to protect the goodwill or other business interests of the Company, (v) are not harmful to the general public, and (vi) are not unduly burdensome to Executive; and (b) the level of compensation and benefits provided to Executive hereunder includes good and adequate consideration for the Covenants. In consideration of the foregoing and in light of Executive’s education, skills and abilities, Executive agrees that he shall not assert, and it should not be considered, that any provisions of this Section 5 otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

5.8  Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

6.  Work Product.

6.1  Ownership. Executive acknowledges that all Inventions (and all Proprietary Rights (as defined herein) with respect thereto) which relate to (a) the Company’s Proprietary Information or (b) the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Affiliates (collectively, “Work Product”) belong to the Company or such Affiliate and hereby irrevocably and perpetually assigns, transfers and conveys and agrees to so assign, transfer and convey in the future to the Company all his right, title and interest in and to such Work Product. Executive acknowledges that such assignment does not violate the terms and conditions of any agreement to which he is a party by which he is bound. For purposes of this Agreement, “Proprietary Rights” means all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

6.2  Works for Hire. Executive acknowledges that all Work Product or other original works of authorship which are made by Executive (solely or jointly with others) within the scope of Executive’s employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101) and, to the extent that such Work Product or other original works of authorship may not be deemed “works made for hire,” in accordance with Section 6.1 above, hereby irrevocably or perpetually assigns, transfers and conveys and agrees to so assign, transfer and convey in the future to the Company all his right, title and interest in and to such Work Product or other original work of authorship.

6.3  Obligation to Keep Company Informed. During the Covenant Period, Executive shall promptly disclose to the Company fully and in writing all Work Product authored, conceived or reduced to practice by Executive, either alone or jointly with others. In addition, Executive shall promptly disclose to the Company all patent or copyright applications filed by Executive or on Executive’s behalf during the Covenant Period.

6.4  Enforcement of Proprietary Rights. Executive shall assist the Company in every reasonable way to obtain, and from time to time enforce, United States and foreign rights relating to Work Product in any and all countries. To that end Executive shall execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such rights and the assignment thereof. In addition, Executive shall execute, verify and deliver assignments of such rights to the Company or its designee. Executive’s obligation to assist the Company with respect to rights relating to such Work Product in any and all countries shall continue beyond the termination of his employment, but the Company shall compensate Executive at a reasonable rate after his termination for the time actually spent by Executive at the Company’s request on such assistance. Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any Work Product assigned hereunder to the Company.

7.  Prior Agreements. Executive represents to the Company (a) that there are no restrictions, agreements or understandings whatsoever to which Executive is a party which would prevent or make unlawful Executive’s execution of this Agreement or Executive’s employment hereunder, (b) that Executive’s execution of this Agreement and Executive’s employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which Executive is a party or by which Executive is bound, (c) that Executive is free and able to execute this Agreement and to enter into employment with the Company and (d) that this Agreement is a valid and binding obligation of Executive, enforceable in accordance with its terms.

8.  Disclosure to Future Employer. Executive agrees that he shall provide, and that the Company may similarly provide in its discretion, a copy of the covenants contained in Sections 5 and 6 of this Agreement to any business enterprise which could reasonably be determined to compete, directly or indirectly, with the Company’s Business which Executive may, directly or indirectly, own, manage, operate, finance, join, control or in which Executive participates in the ownership, management, operation, financing or control, or with which Executive may be connected as director, officer, shareholder, member, executive, partner, principal, employee, agent, representation, consultant or otherwise.

9.  Miscellaneous.

9.1  Successors and Assigns. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s Affiliates. This Agreement may be assigned by the Company without Executive’s consent. This Agreement is not assignable by Executive.

9.2  Notices. All notices, requests, demands, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered personally, (b) three (3) business days after mailing by first class certified mail, return receipt requested, postage prepaid; or (c) one (1) day after delivery to a nationally recognized overnight courier service, postage or delivery charges prepaid, to the parties at their respective addresses set forth on the first page of this Agreement.

9.3  Entire Understanding; Modification. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof, provided that Executive acknowledges and agrees that he is subject to other employment policies which may be established, modified or deleted by the Company not in conflict with the express terms of this Agreement. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties. No action taken by the Company hereunder, including any waiver, consent or approval, shall be effective unless authorized by the Board.

9.4  Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

9.5  Counterparts. This Agreement may be fully executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one (1) counterpart hereof.

9.6  Enforcement. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or the granting of any injunction in favor of one of the parties to this Agreement, all expenses thereof, including reasonable attorneys’ fees, shall be paid by the non-prevailing party.

9.7  Section Headings; References. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits. When used in this agreement, the words “including” and “include” shall be deemed to be followed by the words “without limitation.”

9.8  Waivers. Neither the failure nor delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall the single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

9.9  Controlling Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws. The parties hereto consent to the exclusive jurisdiction of the state and federal courts located in the State of Delaware with respect to all claims and disputes between or among the parties hereto with respect to the subject matter hereof. THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT.

9.10  Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the reasonable request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

9.11  Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm’s length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

9.12  Survival. Except as otherwise expressly provided herein, the rights and obligations of the parties to this Agreement shall survive the termination of Executive’s employment with the Company.

9.13  Effectiveness. Notwithstanding anything herein to the contrary, the parties hereto hereby acknowledge and agree that (a) this Agreement is being executed in connection with the transactions contemplated by the Merger Agreement and shall not be effective until the Effective Date and (b) neither party shall have any rights, interests, remedies, or obligations hereunder until the Effective Date.
* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date above written.

CONCORDE CAREER COLLEGES, INC.

                                                                                                 By:
                                                                                                 Name:
                                                                                                 Title:

                                                                                                 EXECUTIVE

                                                                                                 PATRICK J. DEBOLD